EXHIBIT 10.0

                       	SWANK, INC.

           	1998 EQUITY INCENTIVE COMPENSATION PLAN

		SECTION 1.	Purpose.  The purposes of this Swank, Inc.
1998 Equity Incentive Compensation Plan (the "Plan") are to promote the interests of Swank, Inc.(the "Company") and its stockholders by (i) attracting and retaining officers and other key employees of the Company and its Subsidiaries (as defined below); (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

		SECTION 2.	Definitions.  As used in the Plan, the
following terms shall have the meanings set forth below:

  "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, or controls, or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

  "Award" shall mean any Option, Stock Appreciation Right,
Restricted Stock Award, Restricted Stock Unit Award, Performance
Award or Other Stock-Based Award.

  "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

  "Board" shall mean the Board of Directors of the Company.

  "Change of Control" shall mean the occurrence of any of the following: (i) a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act; (ii) when any "Person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), except for an employee stock ownership trust or other employee plan of the Company or any Affiliate, becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five (25%) percent or more of the Company's then outstanding securities having the right to vote on the election of directors; (iii) during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (ii), (iv), (v), (vi) or (vii) of this paragraph) whose election by the Board or nomination for executive by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least seventy-five (75%) percent of the entire Board; (iv) when a majority of the directors elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board; (v) if the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least eighty (80%) percent of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (vi) if the stockholders of the Company approve a plan of complete liquidation of the Company; or (vii) if the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets. Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred as a result of any event specified in clauses (i)-(vii) of this paragraph if Marshall Tulin or John Tulin remains the Chief Executive Officer of the Company following such event.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  "Committee" shall mean (i) a committee of the Board designated by the Board to administer the Plan or (ii) if at any time such a committee has not been so designated by the Board, the Board or any authorized committee thereof.

  "Company" shall mean Swank, Inc., a Delaware corporation, and any successor thereto.

  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.

  "Fair Market Value" shall mean: (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to a Share, as of any date, shall mean (A) if the principal market for the Shares is a national securities exchange, the closing sales price per Share on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (B) if the principal market for the Shares is not a national securities exchange and the Shares are quoted on The Nasdaq Stock Market ("Nasdaq"), and (I) if actual sales price information is available with respect to the Shares, the closing sales price per Share on such day on Nasdaq, or (II) if such information is not available, the average of the highest bid and lowest asked prices per Share on such day on Nasdaq, or (C) if the principal market for the Shares is not a national securities exchange and the Shares are not quoted on Nasdaq, the average of the highest bid and lowest asked prices per Share on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (A), (B) and (C) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a Share shall be determined by the Board by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.


		"Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of section 422 of the Code.

  "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option, or is intended to be an Incentive Stock Option and under Section 6 of the Plan is to be regarded as a Non-Qualified Stock Option.

  "Option" shall mean an Incentive Stock Option or a Non-Qualified
Stock Option.

  "Other Stock-Based Award" shall mean any right granted by the Committee under Section 10 of the Plan.

  "Participant" shall mean any officer or other key employee of the Company or its Subsidiaries eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

  "Performance Award" shall mean any right granted by the Committee under Section 9 of the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

  "Plan" shall mean this Swank, Inc.1998 Equity Incentive
Compensation Plan, as amended from time to time.

  "Restricted Stock" shall mean any Share granted by the Committee under Section 8 of the Plan.

  "Restricted Stock Unit" shall mean any unit with a value equal to the Fair Market Value of a Share granted under Section 8 of the Plan.

  "Rule 16b-3" shall mean Rule 16b-3 as promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

  "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

  "Shares" shall mean the common shares of the Company, $.10 par value per share, or such other securities of the Company
(i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or
(ii) as may be determined by the Committee pursuant to Section
4(b).

  "Stock Appreciation Right" shall mean any right granted by the Committee under Section 7 of the Plan.

  "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

  "Substitute Awards" shall have the meaning specified in
Section 4(c) of the Plan.

		SECTION 3.	Administration.

  (a)  The Plan shall be administered by the Committee.
Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any default, or supply any omission in the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

 	(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award.

		(c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.


		SECTION 4.	Shares Available for Awards.

  (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be Three Million (3,000,000). If, after the effective date of the Plan, any Share covered by an Award granted under the Plan, or to which such an Award relates, is forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award shall again be, or shall become, Shares with respect to which Awards may be granted hereunder.

  (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or the number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or the number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

		(c) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in substitution for outstanding awards previously granted by the Company or its Affiliates or by a company acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Shares underlying any Substitute Award shall be counted against the aggregate number of Shares available for Awards under the Plan.

  (d) 	Sources of Shares Deliverable Under Awards.  Any
Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

		SECTION 5. 	Eligibility.  Any officer or other key
employee of the Company or any of its Subsidiaries (including any prospective officer or key employee) shall be eligible to be designated a Participant.

		SECTION 6.	 Stock Options.

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by section 422 of the Code. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided, however, that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

  (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award
Agreement. In the sole discretion of the Committee, Options may be granted with an exercise price that is less than the Fair Market
Value per Share

		(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any condition relating to the application of federal or state securities laws, as it may deem necessary or advisable.

		(d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, certified check, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), or by any combination of the foregoing.

		SECTION 7.	 Stock Appreciation Rights.

		(a)  Grant.   Subject to the provisions of the Plan,
the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. In the sole discretion of the Committee, Stock Appreciation Rights may be granted with an exercise price that is less than the Fair Market Value per Share. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award.Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

		(b)  Exercise and Payment.   A Stock Appreciation Right
shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

		(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee may change the terms and conditions of any Stock Appreciation Right from time to time. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

		SECTION 8. 	Restricted Stock and Restricted Stock Units.

		(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company and the other terms and conditions of such Awards.

		(b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver a certificate in respect of the applicable number of shares to the Participant or the Participant's legal representative.

		(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted
Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

		SECTION 9.	 Performance Awards.

		(a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a "Performance Award", which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

		(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

		(c)  Payment of Performance Awards.  Performance
Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

		SECTION 10.	Other Stock-Based Awards.

		(a) General. The Committee shall have authority to grant to Participants an "Other Stock-Based Award", which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

		(b) Dividends or Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

		SECTION 11.  Amendment and Termination.

		(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

		(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

		(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of (i) unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or (ii) changes in applicable laws, regulations, or accounting principles, whenever, in any such case, the Committee determines such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits that are intended to be made available under the Plan, or otherwise.

		SECTION 12. 	Change of Control.  In the event of a Change
of Control after the date of the adoption of this Plan, any outstanding Award then held by a Participant which is exercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control.

		SECTION 13.	General Provisions.

		(a)  Nontransferability.

		 	   (i)  Each Award, and each right under any Award,
shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative.

			    (ii)   No Award may be assigned, alienated, pledged,
attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

		(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.
The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant
(whether or not such Participants are similarly situated).

		(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

		(d) Withholding. A Participant may be required to pay to the Company or any Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property as determined by the Committee in its sole discretion) of any applicable withholding taxes or other amounts in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes and amounts. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

  (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

		(f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of awards provided for hereunder and such arrangements may be either generally applicable or applicable only in specific cases.

		(g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any Affiliate.

		(h) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until a certificate or certificates representing such Shares shall be delivered to such Participant, holder or beneficiary, as the case may be. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

		(i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.


		(j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

		(k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

		(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

		(m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional
Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

		(n) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


		SECTION 14.	 Term of the Plan.

		(a) Effective Date. The Plan shall become effective as of the date of its approval by the Board; provided, however, that no Award shall be exercisable unless the Plan is approved by the stockholders of the Company.

		(c) Expiration. The Plan shall terminate 10 years after the earlier of the date on which it becomes effective and the date it is approved by the stockholders of the Company. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.